                                                                                                                                Exhibit 10.5

SECURITY AGREEMENT

The parties to this security agreement are:
SECURED PARTY; PC Products Inc.

DEBTOR; Market Development Specialists, Inc.

1. Definitions
As used in this security agreement,
a. “Collateral” means the receivables and their proceeds/the receivables, the inventory, and their proceeds.
b. “Debtor” means the owner of the collateral.
c. “Indebtedness” means debtor’s obligations, obligations representing the purchase price of property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, and obligations under leases that would be capitalized in accordance with generally accepted accounting principles.
d. “Lien” means any security interest, mortgage, pledge, lien, attachment, claim, charge, encumbrance, agreement retaining title, or lessor’s interest covering the collateral.
e. “Obligations” means existing and future indebtedness and liability of debtor to secured party, including attorneys’ fees incurred by secured party in enforcing this security agreement or collecting payment under it, except obligations subject to the disclosure requirements of the Consumer Credit Protection Act.
f. “Potential default” means an event or omission that would be a default under this security agreement or any other document evidencing or creating security for the obligation, except for the passage of time or the giving of notice.
g. “Accounts” means a right to payment for goods sold or leased, or services rendered, by debtor.
h. “Inventory” means all raw materials, work in process, finished goods, and goods held for sale or lease or furnished under contracts of service in which debtor has or later acquires a right (held by debtor or by others), including but not limited to the following: materials and software to manufacture computers.
i. “Receivables” means accounts, instruments, documents, chattel paper, and general intangibles (including but not limited to the accounts subject to this security agreement) in which debtor has or later acquires rights, including repossessions and returns, except obligations subject to the disclosure requirements of the Consumer Credit Protection Act.
2. Debtor grants secured party a security interest in the collateral to secure payment of the obligations.
All inventory now owned or later acquired by debtor, wherever located, and including without limitation the following: materials and software to manufacture computers.

3. Debtor promises:
a. To pay the obligations to secured party when they are due.
b. To pay all expenses, including attorneys’ fees, incurred by secured party in the perfection, preservation, realization, enforcement, and exercise of its rights under this agreement.
c. To indemnify secured party against loss of any kind, including reasonable attorneys’ fees, caused to secured party by reason of its interest in the collateral.
d. To conduct debtor’s business efficiently and without voluntary interruption.
e. To preserve all rights, privileges, and franchises held by debtor’s business.
f. To keep debtor’s business property in good repair.
g. To pay all taxes when due.
h. To give secured party notice of any litigation that may have a material adverse effect on the business.
i. Not to change the name or place of business, or to use a fictitious business name, without first notifying secured party in writing.
j. Not to sell, lease, transfer, or otherwise dispose of the collateral except, before the occurrence of a default, for sales of inventory in the ordinary course of business.
k. Not to permit liens on the collateral, except existing liens, current tax liens, and purchase-money liens.
I. To maintain fire and extended coverage insurance on the collateral in the amounts and under policies acceptable to secured party, naming secured party under a lender’s loss payable clause, and to provide secured party with the original policies and certificates at secured party’s request.
m. Not to use the collateral for any unlawful purpose or in any way that would void any effective insurance.
n. To permit secured party, its representatives, and its agents to inspect the collateral at any time, and to make copies of records pertaining to it, at reasonable times at secured party’s request.
o. To perform all acts necessary to maintain, preserve, and protect the collateral.
p. Not to move the collateral from the following locations without first obtaining secured party’s agreement in writing: A separate secure location for all of PC Products, Inc. inventory.
q. To notify secured party promptly in writing of any default, potential default, or any development that might have a material adverse effect on the collateral.
r. To execute and deliver to secured party all financing statements and other documents that secured party requests, in order to maintain a first perfected security interest in the collateral.
s. To furnish secured party the reports relating to the collateral at secured party’s request.
t. Not to make or agree to make any reduction in the original amount owing on a receivable, or to accept less than the original amount in satisfaction of a receivable, except before default or potential default, when debtor may do so in the ordinary course of business and in accordance with its present policies.
u. To deliver to secured party (1) duplicate invoices for each account, bearing the language of assignment as secured party specifies; (2) the originals of all instruments and documents constituting collateral, endorsed and assigned as secured party requests; and (3) proceeds (except cash proceeds collected in the ordinary course of business, unless debtor is in default).

4. Debtor will be in default under this agreement if:
         a. Debtor fails to pay any installment when due, or its entire indebtedness to secured party when due, at stated maturity, on accelerated maturity, or otherwise.
         b. Debtor fails to make any remittances required by this agreement.
         c. Debtor commits any breach of this agreement, or any present or future rider or supplement to this agreement, or any other agreement between debtor and secured party evidencing the obligation or securing it.
         d. Any warranty, representation, or statement, made by or on behalf of debtor in or with respect to the agreement, is false.
         e. The collateral is lost, stolen, or damaged.
         f. There is a seizure or attachment of, or a levy on, the collateral.
         g. Debtor ceases operations, is dissolved, terminates its existence, does or fails to do anything that allows obligations to become due before their stated maturity, or becomes insolvent or unable to meet its debts as they mature.
         h. Secured party for any reason deems itself insecure.
5. When an event of default occurs:
         a. Secured creditor may:
(1)	Declare the obligations immediately due and payable— without demand, presentment, protest, or notice to debtor, all of which debtor expressly waives.
(2)   Terminate any obligation to make future advances.
(3)   Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code.
(4)   Perform any of debtor’s obligations under this agreement for debtor’s account. Any money expended or obligations incurred in doing so, including reasonable attorneys’ fees and interest at the highest rate permitted by law, will be charged to debtor and added to the obligation secured by this agreement.
         b. Secured creditor’s notice of the time and place of public sale of the collateral, or the time on or after which a private sale or other disposition of the collateral will be made, is reasonable if sent to debtor in the manner for giving notice at least five days before the public or private sale.
         c. Debtor must:
                (1)   Assemble the collateral and make it and all records relating to it available to secured party as secured party directs.
(2)	Allow secured party, its representatives, and its agents to enter the premises where all or any part of the collateral, the records, or both may be, and remove any or all of it.

6. Debtor will pay all costs and expenses of collection, including reasonable attorneys’ fees.

7. No waiver by secured party of any breach or default will be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by secured party.

8. Debtor’s representations and warranties made in this security agreement will survive its execution, delivery, and termination.

9. This security agreement will bind and benefit the successors and assignees of the parties, but debtor may not assign its rights under the agreement without secured party’s prior written consent.

10. This contract will be governed by the law of California.

11. This security agreement is the entire agreement, and supersedes any prior agreement or understandings, between secured party and debtor relating to the collateral.

12. Notices under this security agreement are considered to be served three days after they are deposited in the United States mail, with prepaid first-class postage, addressed as follows:

            DEBTOR                      SECURED PARTY
____________________________          ______________________________
_____________________________         ______________________________

Either party may change its address for service of notice, by notice to the other.

Dated:__________

Signed:______________________
Market Development Specialists, Inc.

Dated:___________

Signed:______________________
PC Products, Inc.